Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement of Flowers Foods, Inc. on Form S-8 of our report dated February 27, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in the annual report on Form 10-K of Flowers Foods, Inc. for the fiscal year ended December 29, 2007.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
June 18, 2008